S F X Broadcasting, Inc.

      150 East 58th Street
      New York, New York 10155

      212 407 9191
      212 753 3188 FAX




                                   April 23, 1996



Mr. Randall Mays
Vice President
Clear Channel Radio, Inc.
P.0. Box 659512
San Antonio, TX 78265-9512

Dear Randall:

     This letter sets forth certain of the principal terms for a Purchase Agreement between Clear Channel Radio, Inc. ("Clear Channel") and SFX Broadcasting, Inc. ("Seller",) for Clear Channel's purchase of all of the assets, including real property, tangible and intangible personal or mixed property (the "Assets") used or useful in the operation of radio stations WWKY-AM, WVEZ-FM and WTFX-FM (the "Stations"), free and clear of all debts, claims, liens, encumbrances, financing lease or other liabilities of any nature whatsoever. This offer will expire on April 30, 1996, at 5:00 p.m. E.S.T.

     1.   Basic Terms.

     The parties will be bound only upon execution of a definitive Purchase Agreement (the "Purchase Ageeement"), but they acknowledge that they have agreed in principle on the following terms:

     (a) The Purchase Price for the Assets (the "Purchase Price") shall be $19,500,000, which shall include a covenant not to compete.

     (b) Until the Closing and except as otherwise agreed to by the parties, Seller will continue to operate the Stations in the ordinary course of business and none of the Assets will be sold, distributed or transferred except in the ordinary course of business.

     (c) The Assets shall include, but not be limited to, all studio and transmitter equipment, building, land, furniture, fixtures, vehicles, land improvements, leases, programming contracts, and accounts receivable. The Assets will be transferred free and clear of all debts, liens, claims, encumbrances, financing leases and other liabilities of any nature whatsoever, except as agreed by Clear Channel.

Mr. Randall Mays
Vice President
Clear Channel Radio, Inc.
April 23, 1996
Page 2



2.   Definitive Agreement: Due Diligence.

     (a) Upon the acceptance of this letter by Clear Channel, the parties agree to proceed in good faith to negotiate and execute the Purchase Agreement. The parties expressly agree that the Purchase Agreement shall not differ materially in term's from this Agreement, and shall include customary representations, warranties, term's and conditions, and due diligence requirements as are standard in agreements of this type, and which are satisfactory to all parties.

     (b) In addition, concurrently herewith, Clear Channel's staff and counsel will proceed forthwith to conduct a due diligence investigation of the business, financial position and affairs of Seller as relating to the Stations and to all legal and engineering issues relating to the Stations and the transactions contemplated herein.

3.   Conditions.

     The parties' obligation to proceed with the transaction as discussed herein is contingent upon the following: (I) the completion of all items and issues referred to in Section 2; (ii) the approval of Clear Channel's Board of Directors; (iii) the approval of the Federal Communications Commission, the Federal Trade Commission and any other governmental regulatory bodies necessary to the transfer of the licenses for the Stations; and (iv) the acquisition of the Stations by Seller.

4.   Expenses.

     Each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and execution of the Purchase Agreement, or the consummation of the transactions contemplated herein, except that all parties shall divide the costs of any governmental filing fees in connection with this transaction evenly among them. Each party acknowledges that there are no brokers involved in the transactions.

5.   Filing of License Transfer.

     Both parties agree that within thee business days of the execution of a definitive purchase agreement both parties shall file with the Federal Communications Commission for the transfer of all necessary and associated FCC licenses for Stations.

Mr. Randall Mays
Vice President
Clear Channel Radio, Inc.
April 23, 1996
Page 3



  6.    Closing.

     Seller agrees to close, at Buyer's option, on an initial order from the FCC for the license transfer.

  7.    Assignment.

     Clear Channel may fully assign all of its rights and obligations under this letter to any entity in which Clear Channel has a majority ownership interest.

                                   Very truly yours,

                                   SFX BROADCASTING, INC.



                                   /s/ Robert F.X. Sillerman
                                   ------------------------
                                   Robert F.X. Sillerman
                                   Executive Chairman

Agreed to and accepted:

By: /s/ Randall Mays
   -------------------
Name:  Randall Mays
Title: VP